Exhibit 99.1

Motorola Announces Third-Quarter 2010 Financial Results

SCHAUMBURG, Ill., October 28, 2010 -- Financial Highlights:

•                  Third-quarter sales up year-over-year; first growth quarter since fourth quarter of 2006

•                  Third-quarter GAAP earnings of $0.05 per share, compared to GAAP earnings of $0.01 per share in third quarter of 2009

•                  Non-GAAP earnings per share*, including discontinued operations, of $0.16 compared to $0.06 per share in third quarter of 2009, exceeding the Company’s guidance of $0.10 - $0.12 per share

•                  Total cash** increased to $9.0 billion

•                  Mobile Devices sales of $2.0 billion; shipped 9.1 million handsets, including 3.8 million smartphones; GAAP operating loss of $43 million; non-GAAP operating earnings of $3 million

•                  Enterprise Mobility Solutions sales of $1.9 billion; GAAP operating earnings of $253 million; non-GAAP operating earnings of $321 million

•                  Home sales of $912 million; GAAP operating earnings of $49 million; non-GAAP operating earnings of $77 million

	Q3, 2010	Q2, 2010	Q3, 2009	Y/Y Chg
Sales ($B)
Continuing Operations	$4.9	$4.5	$4.3	13%
Discontinued Operations	0.9	0.9	1.1
Total Sales	$5.8	$5.4	$5.4	6%

GAAP EPS:
Continuing Operations	$0.00	$0.02	$(0.04)
Discontinued Operations	0.05	0.05	0.05
Total GAAP EPS	$0.05	$0.07	$0.01

Non-GAAP EPS:
Continuing Operations	$0.12	$0.04	$0.01

Total Non-GAAP EPS	$0.16	$0.09	$0.06

Motorola, Inc. (NYSE: MOT) today reported sales of $4.9 billion in the third quarter of 2010, up 13 percent from the third quarter a year ago. Financial results related to the portion of the Company’s Networks business expected to be acquired by Nokia Siemens Networks (“NSN”) are reported as discontinued

operations. Sales, including $871 million associated with discontinued operations, totaled $5.8 billion, up 6 percent from the year-ago period.

GAAP net earnings in the third quarter of 2010 were $109 million, or $0.05 per share, compared to $12 million, or $0.01 per share, in the third quarter 2009. On a non-GAAP basis, including discontinued operations, earnings in the third quarter of 2010 were $380 million, or $0.16 per share, exceeding the Company’s guidance of $0.10 - $0.12 per share. Non-GAAP earnings, including discontinued operations, in the third quarter of 2009 were $131 million, or $0.06 per share.

GAAP earnings from continuing operations in the third quarter of 2010, which excludes the portion of the Networks business expected to be acquired by NSN, were $7 million, compared to a loss from continuing operations of $90 million in the third quarter of 2009. Non-GAAP earnings from continuing operations in the third quarter of 2010 were $278 million, or $0.12 per share, up from $0.01 per share in the third quarter of 2009.

Non-GAAP financial information excludes after-tax costs of approximately $0.12 per share related to stock-based compensation expense, intangible assets amortization expense and highlighted items. Details on these non-GAAP adjustments and the use of non-GAAP measures are included later in this press release.

During the quarter, the Company generated positive operating cash flow from continuing operations of $502 million and ended the quarter with a total cash** position of $9.0 billion. Net cash*** increased to $5.6 billion from $4.9 billion in the second quarter.

“In the third quarter, Motorola Mobility showed positive momentum across the business, with Mobile Devices reaching profitability for the first time in over three years and Home continues to maintain its leadership position,” said Sanjay Jha, Motorola co-chief executive officer and Motorola Mobility CEO. “Mobile Devices’ DROID™X continues to sell extremely well, and we have had several other successful smartphone launches globally, including the DROID™ 2, the MING® series in China, as well as a well-received introduction of our enterprise-ready DROID™ PRO. As we continue to make progress across the organization, we remain focused on further improving our financial results and pursuing the delivery of best-in-class software and hardware experiences to consumers and business users.”

Greg Brown, Motorola co-chief executive officer and Motorola Solutions CEO, said, “Our Enterprise Mobility Solutions business continues to deliver very solid financial results. In enterprise markets, we continued to experience double-digit sales growth in all four geographic regions we serve. Additionally, our public safety business remains resilient. Going forward, we are focused on next-

generation public safety and enterprise solutions and services. I am excited about the opportunities ahead as we approach our targeted separation.”

Operating Results

Mobile Devices segment sales were $2.0 billion, up 20 percent compared with the year-ago quarter. The GAAP operating loss was $43 million compared to an operating loss of $216 million in the year-ago quarter. Non-GAAP operating earnings were $3 million compared to an operating loss of $183 million in the year-ago quarter.

Mobile Devices highlights:

•                  Shipped 3.8 million smartphones with a total of 22 smartphones introduced during 2010.

•                  Launched three new smartphones in the iconic MING® series designed for China – the MT810 for China Mobile’s TD-SCDMA network, the XT806 for China Telecom’s CDMA-2000 network and the A1680 for China Unicom’s WCDMA network.

•                  Unveiled the slim and pocketable Motorola DEFY™, optimized for an active lifestyle, water resistant, dust proof and equipped with a 3.7-inch high-resolution, scratch-resistant display.

•                  Continued to grow the DROID™ portfolio with the introduction of three new devices, available at Verizon – DROID™ 2, DROID™ PRO and the limited edition DROID™ R2-D2™.

•                  Recently announced three new smartphones available for the holiday season at AT&T: BRAVO™, FLIPSIDE™ and FLIPOUT™, designed for the next generation of smartphone users across tiers, providing consumers greater choices and flexibility.

•                  Continued leadership in Bluetooth™ headset technology with the introduction of four headsets: the Motorola Oasis™, S10-HD, Finiti™ and CommandOne™.

Home segment sales were $912 million, up 5 percent compared with the year-ago quarter. GAAP operating earnings were $49 million compared to $20 million in the year-ago quarter. Non-GAAP operating earnings were $77 million compared to $43 million in the year-ago quarter.

Home highlights:

•                  Launched the Motorola EDGE™ Service Assurance Software Suite, enabling cable and telecom operators to more efficiently activate, provision, maintain and support all broadband services in a multi-screen digital home.

•                  Introduced a hosted switched digital video solution that provides independent operators with the bandwidth reclamation and management capabilities needed to launch HDTV, VOD, 3DTV and interactive TV applications.

•                  Supported Verizon with the launch of its video service by providing the Motorola Medios software suite to ingest content and prepare it for distribution, enabling subscribers to share video among devices such as set-top boxes, personal computers and smartphones.

Enterprise Mobility Solutions segment sales, which now includes the iDEN® infrastructure business, were $1.9 billion, up 9 percent compared with the year-ago quarter. GAAP operating earnings were $253 million compared to operating earnings of $223 million in the year-ago quarter. Non-GAAP operating earnings were $321 million compared to $303 million in the year-ago quarter.

Enterprise Mobility Solutions highlights:

•                  Secured a $50 million federal government grant to expand broadband access to communities in the San Francisco Bay Area, including a private broadband LTE network for public safety.

•                  Announced a strategic alliance with Ericsson for an LTE-based solution that will be integrated with Motorola’s Next Generation Public Safety Broadband solution.

•                  Introduced the new MC65, a compact, rugged enterprise mobile computer aimed at improving productivity in task-oriented environments such as field service, field sales, transportation and public safety.

•                  Began shipping the new ES400 enterprise digital assistant, which will be available globally during the fourth quarter.

•                  Received multi-million dollar public safety contracts from the U.S. Marshals Service, Washington Metro Area Transportation Authority and Nashville-Davidson County Metropolitan Government in Tennessee.

Fourth-Quarter 2010 Outlook

The Company's outlook for the fourth quarter of 2010 is for earnings from continuing operations of $0.14 to $0.16 per share. This outlook excludes the portion of the Networks business expected to be acquired by Nokia Siemens Networks, and stock-based compensation expense and intangible assets amortization expense of approximately $0.04 per share, as well as charges associated with items of the variety typically highlighted by the Company in its quarterly earnings releases.

Consolidated GAAP Results

A comparison of results from operations is as follows:

	Third Quarter
(In millions, except per share amounts)	2010	2009

Net sales	$4,890	$4,336

Gross margin	1,780	1,439
Operating earnings (loss)	225	(11)
Earnings (loss) from continuing operations****	7	(90)
Earnings from discontinued operations****	102	102
Net earnings ****	109	12

Diluted earnings (loss) per common share: ****
Continuing operations	$0.00	$(0.04)
Discontinued operations	0.05	0.05
	$0.05	$0.01

Weighted average diluted common shares outstanding	2,374.4	2,299.6

Highlighted Items, Stock-Based Compensation Expense and Intangible Assets Amortization Expense

The table below includes highlighted items, stock-based compensation expense and intangible assets amortization expense for the third quarter of 2010.

	Earnings from Continuing Operations	Net Earnings

GAAP Earnings per Common Share	$0.00	$0.05

Highlighted Items:
Separation-related transaction costs	0.02	0.02
Tax-related expense	0.06	0.06
Reorganization of business charges	0.01	0.01
IP reserve adjustments	(0.01)	(0.01)
Total Highlighted Items	0.08	0.08

Stock-based compensation expense	0.02	0.02
Intangible assets amortization expense	0.02	0.02
Stock-Based Compensation Expense and Intangible Assets Amortization Expense	0.04	0.04

Total Non-GAAP Adjustments	0.12	0.12

Non-GAAP Earnings per Common Share	$0.12	$0.16 *

* EPS amount does not add up due to rounding.

Conference Call and Webcast

Motorola will host its quarterly conference call beginning at 8 a.m. (U.S. Eastern Time) on Thursday, October 28. The conference call will be webcast live with audio and slides at www.motorola.com/investor.

Use of Non-GAAP Financial Information

In addition to the GAAP results included in this presentation, Motorola also has included non-GAAP measurements of results. Motorola has provided these non-GAAP measurements to help investors better understand Motorola’s core operating performance, enhance comparisons of Motorola’s core operating performance from period to period and allow better comparisons of Motorola’s operating performance to that of its competitors. Among other things, the Company’s management uses these operating results, excluding the identified items, to evaluate the performance of its businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of its core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the Company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP.

Highlighted items: The Company has excluded the effects of highlighted items (and any reversals of highlighted items recorded in prior periods) from its non-GAAP operating expenses and net income measurements because the Company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons to the Company’s past operating performance.

Stock-based compensation expense: The Company has excluded stock-based compensation expense from its non-GAAP operating expenses and net income measurements. Although stock-based compensation is a key incentive offered to our employees and the Company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the Company continues to evaluate its performance excluding stock-based compensation expense primarily because it represents a significant non-cash expense. Stock-based compensation expense will recur in future periods.

Intangible assets amortization expense: The Company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net income measurements, primarily because it represents a significant non-cash expense and because the Company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the Company’s acquisitions. Investors should note that the use of intangible assets contributed to the Company’s revenues earned during the periods presented and will contribute to the Company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

Business Risks

This press release contains "forward-looking statements" within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions. We can give no assurance that any future results or events discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, statements about the timing and financial impact of the launch of new products, the separation of Motorola into two independent, public companies, and Motorola's financial outlook for the fourth quarter of 2010. Motorola cautions the reader that the risk factors below, as well as those on pages 17 through 29 in Item 1A of Motorola's 2009 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola’s website at www.motorola.com, could cause Motorola's actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola and factors that may impact forward-looking statements include, but are not limited to: (1) possible negative effects on the Company's business operations, financial performance or assets as a result of its plan to create two independent, publicly traded companies, which may include: (i) diminished purchasing leverage and increased exposure to market fluctuations as a result of being a smaller, more focused company, (ii) ongoing obligations relating to certain debt and pension liabilities and certain corporate litigation matters retained by Motorola after the separation, (iii) the increased percentage of cash and cash equivalents retained by Motorola after the separation being held outside of the U.S., and (iv) the allocation of certain logos, trademarks, trade names and service marks including “MOTOROLA” to Motorola Mobility; (2) the economic outlook for the telecommunications and broadband industries; (3) the Company's ability to improve financial performance in its Mobile Devices business, including the success of its smartphone strategy; (4) Mobile Device's dependency on third-party operating systems and software, including Google's Android operating system; (5) the level of demand for the Company's products, particularly if consumers, businesses and governments defer purchases in response to tighter credit; (6) the Company's ability to introduce new products and technologies in a timely manner; (7) unexpected negative consequences from the Company's restructuring and cost reduction activities, including as a result of significant restructuring at the Mobile Devices business; (8) negative impact on the Company's business from global economic conditions, which may include: (i) the inability of customers to obtain financing for purchases of the Company's products; (ii) the viability of the Company's suppliers that may no longer have access to necessary financing; (iii) changes in the value of investments held by the Company's pension plan and other defined benefit plans; (iv) fair and/or actual value of the Company's debt and equity investments differing significantly from the fair values currently assigned to them; (v) counterparty failures negatively impacting the Company's financial position; (vi) difficulties or increased costs for the Company in obtaining financing; and (vii) the inability of the Company to sell accounts receivable and long-term receivables in volumes and on terms comparable to historical practices; (9) the Company's ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions; (10) risks related to dependence on certain key suppliers; (11) the impact on the Company's performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (12) risks related to the Company's high volume of manufacturing in Asia and business operations in foreign countries; (13) the creditworthiness of the Company's customers and distributors, particularly purchasers of large infrastructure systems; (14) variability in income received from licensing the Company's intellectual property to others, as well as expenses incurred when the Company licenses intellectual property from others; (15) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (16) the impact of foreign currency fluctuations, including the negative impact of a strengthening U.S. dollar on the Company when competing for business in foreign markets; (17) the impact on the Company from ongoing consolidation in the telecommunications and broadband industries; (18) the impact of changes in governmental policies, laws or regulations; (19) the outcome of currently ongoing and future tax matters; and (20) negative consequences from the Company's outsourcing of various activities, including certain manufacturing, information technology and administrative functions. Motorola undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Definitions

* Non-GAAP earnings per share excludes from GAAP earnings per share the effects of stock-based compensation expense, intangible assets amortization expense and highlighted items

** Total cash = Cash and cash equivalents + Sigma Fund (current and non-current) and short-term investments

*** Net cash = Total cash - Total debt (Notes payable and current portion of long-term debt + Long-term debt)

**** Amounts attributable to Motorola, Inc. common shareholders

About Motorola
Motorola is known around the world for innovation in communications and is focused on advancing the way the world connects. From broadband communications infrastructure, enterprise mobility and public safety solutions to mobile and wireline digital communication devices that provide compelling experiences, Motorola is leading the next wave of innovations that enable people, enterprises and governments to be more connected and more mobile. Motorola (NYSE: MOT) had sales of US $22 billion in 2009. For more information, please visit www.motorola.com.

Media contact:

Jennifer Erickson

Motorola Mobility

+1 847-435-5320

jennifer.erickson@motorola.com

Nick Sweers

Motorola Solutions

+1 847-576-2462

nicholas.sweers@motorola.com

Investor contact:

Dean Lindroth

Motorola

+1 847-576-6899

dean.lindroth@motorola.com

MOTOROLA and the Stylized M Logo are registered in the US Patent & Trademark Office. DROID is a trademark of Lucasfilm Ltd. and its related companies. Used under license. The Bluetooth trademarks are owned by their proprietor and used under license.  All other product or service names are the property of their respective owners. © Motorola, Inc. 2010. All rights reserved.

Motorola, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	October 2, 2010	July 3, 2010	October 3, 2009
Net sales	$4,890	$4,534	$4,336
Costs of sales	3,110	2,900	2,897
Gross margin	1,780	1,634	1,439

Selling, general and administrative expenses	810	822	718
Research and development expenditures	637	634	621
Separation-related transaction costs	44	105	19
Other charges (income)	(1)	(210)	23
Intangibles amortization	65	64	69
Operating earnings (loss)	225	219	(11)

Other income (expense):
Interest expense, net	(29)	(38)	(49)
Gain on sales of investments and businesses, net	4	33	21
Other	5	(37)	(66)
Total other income (expense)	(20)	(42)	(94)
Earnings (loss) from continuing operations before income taxes	205	177	(105)
Income tax expense (benefit)	196	125	(25)
Earnings (loss) from continuing operations	9	52	(80)

Earnings from discontinued operations, net of tax	102	113	102
Net earnings	111	165	22

Less: Earnings attributable to noncontrolling interests	2	3	10
Net earnings attributable to Motorola, Inc.	$109	$162	$12

Amounts attributable to Motorola, Inc. common shareholders
Earnings (loss) from continuing operations, net of tax	$7	$49	$(90)
Earnings from discontinued operations, net of tax	102	113	102
Net earnings	$109	$162	$12

Earnings (loss) per common share
Basic:
Continuing operations	$0.00	$0.02	$(0.04)
Discontinued operations	0.05	0.05	0.05
	$0.05	$0.07	$0.01

Diluted:
Continuing operations	$0.00	$0.02	$(0.04)
Discontinued operations	0.05	0.05	0.05
	$0.05	$0.07	$0.01

Weighted average common shares outstanding
Basic	2,339.0	2,328.8	2,299.6
Diluted	2,374.4	2,365.0	2,299.6

Dividends paid per share	$-	$-	$-

	Percentage of Net Sales*
Net sales	100%	100%	100%
Costs of sales	63.6%	64.0%	66.8%
Gross margin	36.4%	36.0%	33.2%

Selling, general and administrative expenses	16.6%	18.1%	16.6%
Research and development expenditures	13.0%	14.0%	14.3%
Separation-related transaction costs	0.9%	2.3%	0.4%
Other charges (income)	0.0%	-4.6%	0.5%
Intangibles amortization	1.3%	1.4%	1.6%
Operating earnings (loss)	4.6%	4.8%	-0.3%

Other income (expense):
Interest expense, net	-0.6%	-0.8%	-1.1%
Gain on sales of investments and businesses, net	0.1%	0.7%	0.5%
Other	0.1%	-0.8%	-1.5%
Total other income (expense)	-0.4%	-0.9%	-2.2%
Earnings (loss) from continuing operations before income taxes	4.2%	3.9%	-2.4%
Income tax expense (benefit)	4.0%	2.8%	-0.6%
Earnings (loss) from continuing operations	0.2%	1.1%	-1.8%

Earnings from discontinued operations, net of tax	2.1%	2.5%	2.4%
Net earnings	2.3%	3.6%	0.5%

Less: Earnings attributable to noncontrolling interests	0.0%	0.1%	0.2%
Net earnings attributable to Motorola, Inc.	2.2%	3.6%	0.3%

* Percentages may not add up due to rounding

Motorola, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Nine Months Ended
	October 2, 2010	October 3, 2009
Net sales	$13,619	$13,361
Costs of sales	8,754	9,348
Gross margin	4,865	4,013

Selling, general and administrative expenses	2,423	2,250
Research and development expenditures	1,889	1,950
Separation-related transaction costs	174	19
Other charges (income)	(225)	165
Intangibles amortization	193	209
Operating earnings (loss)	411	(580)

Other income (expense):
Interest expense, net	(100)	(113)
Gain on sales of investments and businesses, net	44	21
Other	(26)	49
Total other income (expense)	(82)	(43)
Earnings (loss) from continuing operations before income taxes	329	(623)
Income tax expense (benefit)	278	(229)
Earnings (loss) from continuing operations	51	(394)

Earnings from discontinued operations, net of tax	293	225
Net earnings (loss)	344	(169)

Less: Earnings attributable to noncontrolling interests	4	24
Net earnings (loss) attributable to Motorola, Inc.	$340	$(193)

Amounts attributable to Motorola, Inc. common shareholders
Earnings (loss) from continuing operations, net of tax	$47	$(418)
Earnings from discontinued operations, net of tax	293	225
Net earnings (loss)	$340	$(193)

Earnings (loss) per common share
Basic:
Continuing operations	$0.02	$(0.18)
Discontinued operations	0.13	0.10
	$0.15	$(0.08)

Diluted:
Continuing operations	$0.02	$(0.18)
Discontinued operations	0.12	0.10
	$0.14	$(0.08)

Weighted average common shares outstanding
Basic	2,327.6	2,290.8
Diluted	2,360.0	2,290.8

Dividends paid per share	$-	$0.05

	Percentage of Net Sales*
Net sales	100%	100%
Costs of sales	64.3%	70.0%
Gross margin	35.7%	30.0%

Selling, general and administrative expenses	17.8%	16.8%
Research and development expenditures	13.9%	14.6%
Separation-related transaction costs	1.3%	0.1%
Other charges (income)	-1.7%	1.2%
Intangibles amortization	1.4%	1.6%
Operating earnings (loss)	3.0%	-4.3%

Other income (expense):
Interest expense, net	-0.7%	-0.8%
Gain on sales of investments and businesses, net	0.3%	0.2%
Other	-0.2%	0.4%
Total other income (expense)	-0.6%	-0.3%
Earnings (loss) from continuing operations before income taxes	2.4%	-4.7%
Income tax expense (benefit)	2.0%	-1.7%
Earnings (loss) from continuing operations	0.4%	-2.9%

Earnings from discontinued operations, net of tax	2.2%	1.7%
Net earnings (loss)	2.5%	-1.3%

Less: Earnings attributable to noncontrolling interests	0.0%	0.2%
Net earnings (loss) attributable to Motorola, Inc.	2.5%	-1.4%

* Percentages may not add up due to rounding

Motorola, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	October 2,	July 3,	October 3,
	2010	2010	2009
Assets
Cash and cash equivalents	$3,848	$2,893	$3,050
Sigma Fund and short-term investments	5,046	5,338	4,065
Accounts receivable, net	3,236	2,883	2,743
Inventories, net	1,354	1,074	1,308
Deferred income taxes	1,230	1,212	1,108
Other current assets	1,442	1,291	1,338
Current assets held-for-sale	1,217	1,323	1,713
Total current assets	17,373	16,014	15,325

Property, plant and equipment, net	1,768	1,782	1,870
Sigma Fund	105	105	75
Investments	304	319	489
Deferred income taxes	1,762	1,882	2,327
Goodwill	2,752	2,720	2,714
Other assets	1,447	1,590	1,660
Non-current assets held-for-sale	414	400	589
Total assets	$25,925	$24,812	$25,049

Liabilities and Stockholders’ Equity
Notes payable and current portion of long-term debt	$532	$531	$24
Accounts payable	2,379	1,982	1,818
Accrued liabilities	4,517	3,993	4,230
Current liabilities held-for-sale	1,281	1,381	1,528
Total current liabilities	8,709	7,887	7,600

Long-term debt	2,864	2,907	3,901
Other liabilities	3,639	3,649	3,546
Non-current liabilities held-for-sale	167	149	85

Total Motorola, Inc. stockholders’ equity	10,441	10,116	9,810

Noncontrolling interests	105	104	107

Total liabilities and stockholders’ equity	$25,925	$24,812	$25,049

Financial Ratios:
Total cash*	$8,999	$8,336	$7,190
Total debt**	$3,396	$3,438	$3,925
Net cash***	$5,603	$4,898	$3,265

*Total cash = Cash and cash equivalents + Sigma Fund (current and non-current) and short-term investments
**Total debt = Notes payable and current portion of long-term debt + Long-term debt
***Net cash = Total cash - Total debt

Motorola, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	October 2, 2010	July 3, 2010	April 3, 2010
Operating
Net earnings attributable to Motorola, Inc.	$109	$162	$69
Earnings (loss) attributable to the noncontrolling interests	2	3	(1)
Net earnings	111	165	68
Earnings from discontinued operations, net of tax	102	113	78
Earnings (loss) from continuing operations	9	52	(10)
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	142	137	147
Non-cash other charges (income)	(17)	2	(22)
Share-based compensation expense	69	68	63
Gain on sales of investments and businesses, net	(5)	(31)	(7)
Loss from the extinguishment of long-term debt	-	12	-
Deferred income taxes, including change in valuation allowance	62	284	(23)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:	-
Accounts receivable	(334)	(323)	352
Inventories	(280)	(66)	89
Other current assets	(152)	92	1
Accounts payable and accrued liabilities	934	240	(434)
Other assets and liabilities	74	(236)	26
Net cash provided by operating activities	502	231	182
Investing
Acquisitions and investments, net	(46)	(3)	(23)
Proceeds from sales of investments and businesses, net	6	221	22
Capital expenditures	(64)	(60)	(56)
Proceeds from sales of property, plant and equipment	-	1	28
Proceeds from sales (purchases) of Sigma Fund investments, net	278	(132)	(116)
Proceeds from sales (purchases) of short-term investments, net	17	(19)	(4)
Net cash provided by (used for) investing activities	191	8	(149)
Financing
Proceeds from (repayment of) short-term borrowings, net	-	-	(4)
Repayment of debt	(3)	(479)	(2)
Issuance of common stock	83	6	63
Payment of dividends	-	-	-
Distribution from (to) discontinued operations	108	50	240
Other, net	-	-	-
Net cash provided by (used for) financing activities	188	(423)	297
Discontinued Operations
Net cash provided by (used for) operating activities from discontinued operations	84	11	304
Net cash provided by (used for) investing activities from discontinued operations	(6)	(13)	(18)
Net cash provided by (used for) financing activities from discontinued operations	(108)	(50)	(240)
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	30	52	(46)
Net cash provided by (used for) discontinued operations	-	-	-
Effect of exchange rate changes on cash and cash equivalents	74	(111)	(11)
Net increase (decrease) in cash and cash equivalents	955	(295)	319
Cash and cash equivalents, beginning of period	2,893	3,188	2,869
Cash and cash equivalents, end of period	$3,848	$2,893	$3,188

Motorola, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Nine Months Ended
	October 2, 2010	October 3, 2009
Operating
Net earnings (loss) attributable to Motorola, Inc.	$340	$(193)
Less: Earnings attributable to the noncontrolling interests	4	24
Net earnings (loss)	344	(169)
Earnings from discontinued operations, net of tax	293	225
Earnings (loss) from continuing operations	51	(394)
Adjustments to reconcile loss from continuing operations to net cash provided by (used for) operating activities:
Depreciation and amortization	426	487
Non-cash other income	(37)	(2)
Share-based compensation expense	200	199
Gain on sales of investments and businesses, net	(43)	(21)
Loss (gain) from the extinguishment of long-term debt	12	(67)
Deferred income taxes, including change in valuation allowance	323	(114)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(305)	124
Inventories	(257)	1,055
Other current assets	(59)	556
Accounts payable and accrued liabilities	740	(2,505)
Other assets and liabilities	(136)	(95)
Net cash cash provided by (used for) operating activities	915	(777)
Investing
Acquisitions and investments, net	(72)	(30)
Proceeds from sales of investments and businesses, net	249	306
Capital expenditures	(180)	(144)
Proceeds from sales of property, plant and equipment	29	8
Proceeds from sales of Sigma Fund investments, net	30	98
Proceeds from sales (purchases) of short-term investments, net	(6)	188
Net cash provided by (used for) investing activities	50	426
Financing
Repayment of short-term borrowings, net	(4)	(71)
Repayment of debt	(484)	(130)
Issuance of common stock	152	110
Payment of dividends	-	(114)
Distribution from discontinued operations	398	543
Other, net	-	6
Net cash provided by financing activities	62	344
Discontinued Operations
Net cash provided by operating activities from discontinued operations	399	529
Net cash provided by investing activities from discontinued operations	(37)	(31)
Net cash used for financing activities from discontinued operations	(398)	(543)
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	36	45
Net cash provided by (used for) discontinued operations	-	-
Effect of exchange rate changes on cash and cash equivalents	(48)	(7)
Net increase (decrease) in cash and cash equivalents	979	(14)
Cash and cash equivalents, beginning of period	2,869	3,064
Cash and cash equivalents, end of period	$3,848	$3,050

Motorola, Inc. and Subsidiaries

Segment Information

(In millions)

Summarized below are the Company’s Net sales by reportable segment for the three months and nine months ended October 2, 2010 and October 3, 2009.

	Net Sales
	Three Months Ended October 2, 2010	Three Months Ended October 3, 2009	% Change from 2009

Mobile Devices	$2,034	$1,692	20%
Home	912	866	5%
Enterprise Mobility Solutions	1,946	1,793	9%
Segment Totals	4,892	4,351	12%
Other and Eliminations	(2)	(15)	-87%
Company Totals	$4,890	$4,336	13%

	Net Sales
	Nine Months Ended October 2, 2010	Nine Months Ended October 3, 2009	% Change from 2009

Mobile Devices	$5,399	$5,322	1%
Home	2,636	2,904	-9%
Enterprise Mobility Solutions	5,613	5,188	8%
Segment Totals	13,648	13,414	2%
Other and Eliminations	(29)	(53)	-45%
Company Totals	$13,619	$13,361	2%

Motorola, Inc. and Subsidiaries

Segment Information

(In millions)

Summarized below are the Company’s Operating earnings (loss) by reportable segment for the three months and nine months ended October 2, 2010 and October 3, 2009.

	Operating Earnings (Loss)
	Three Months Ended October 2, 2010	Three Months Ended October 3, 2009	% Change from 2009

Mobile Devices	$(43)	$(216)	-80%
Home	49	20	145%
Enterprise Mobility Solutions	253	223	13%
Segment Totals	259	27	*
Other and Eliminations	(34)	(38)	-11%
Company Totals	$225	$(11)	*

	Operating Earnings (Loss)
	Nine Months Ended October 2, 2010	Nine Months Ended October 3, 2009	% Change from 2009

Mobile Devices	$(148)	$(1,048)	-86%
Home	98	41	139%
Enterprise Mobility Solutions	612	454	35%
Segment Totals	562	(553)	-202%
Other and Eliminations	(151)	(27)	*
Company Totals	$411	$(580)	-171%

* Percentage change is not meaningful.

Motorola, Inc. and Subsidiaries

Non-GAAP Adjustments Bridge

(In millions, except per share amounts)

	Three Months Ended October 2, 2010			Three Months Ended July 3, 2010
	GAAP Results	Non-GAAP Adjustments and Discontinued Operations	Non-GAAP Results	GAAP Results	Non-GAAP Adjustments and Discontinued Operations	Non-GAAP Results
Net sales	$4,890	$-	$4,890	$4,534	$-	$4,534
Costs of sales	3,110	19	3,091	2,900	14	2,886
Gross margin	1,780	(19)	1,799	1,634	(14)	1,648

Selling, general and administrative expenses	810	38	772	822	38	784
Research and development expenditures	637	22	615	634	23	611
Separation-related transaction costs	44	44	-	105	105	-
Other charges (income)	(1)	(1)	-	(210)	(210)	-
Intangibles amortization	65	65	-	64	64	-
Operating earnings (loss)	225	(187)	412	219	(34)	253

Other income (expense):
Interest expense, net	(29)	-	(29)	(38)	-	(38)
Gain on sales of investments and businesses, net	4	-	4	33	31	2
Other	5	-	5	(37)	-	(37)
Total other income (expense)	(20)	-	(20)	(42)	31	(73)
Earnings (loss) from continuing operations before income taxes	205	(187)	392	177	(3)	180
Income tax expense (benefit)	196	84	112	125	46	79
Earnings (loss) from continuing operations	9	(271)	280	52	(49)	101

Earnings from discontinued operations, net of tax	102	102	-	113	113	-
Net earnings (loss)	111	(169)	280	165	64	101

Less: Earnings (loss) attributable to noncontrolling interests	2	-	2	3	-	3
Net earnings (loss) attributable to Motorola, Inc.	$109	$(169)	$278	$162	$64	$98

Amounts attributable to Motorola, Inc. common shareholders
Earnings from continuing operations, net of tax	$7	$(271)	$278	$49	$(49)	$98
Earnings from discontinued operations, net of tax	102	102	-	113	113	-
Net earnings	$109	$(169)	$278	$162	$64	$98

Earnings per common share
Basic:
Continuing operations	$0.00	$(0.12)	$0.12	$0.02	$(0.02)	$0.04
Discontinued operations	0.05	0.05	-	0.05	0.05	-
	$0.05	$(0.07)	$0.12	$0.07	$0.03	$0.04

Diluted:
Continuing operations	$0.00	$(0.12)	$0.12	$0.02	$(0.02)	$0.04
Discontinued operations	0.05	0.05	-	0.05	0.05	-
	$0.05	$(0.07)	$0.12	$0.07	$0.03	$0.04

Weighted average common shares outstanding
Basic	2,339.0	2,339.0	2,339.0	2,328.8	2,328.8	2,328.8
Diluted	2,374.4	2,374.4	2,374.4	2,365.0	2,365.0	2,365.0

Dividends paid per share	$-		$-	$-		$-

Percentage of Net Sales*
Net sales	100%	100%	100%	100%
Costs of sales	63.6%	63.2%	64.0%	63.7%
Gross margin	36.4%	36.8%	36.0%	36.3%

Selling, general and administrative expenses	16.6%	15.8%	18.1%	17.3%
Research and development expenditures	13.0%	12.6%	14.0%	13.5%
Separation-related transaction costs	0.9%	0.0%	2.3%	0.0%
Other charges (income)	0.0%	0.0%	-4.6%	0.0%
Intangibles amortization	1.3%	0.0%	1.4%	0.0%
Operating earnings (loss)	4.6%	8.4%	4.8%	5.6%

Other income (expense):
Interest expense, net	-0.6%	-0.6%	-0.8%	-0.8%
Gain on sales of investments and businesses, net	0.1%	0.1%	0.7%	0.0%
Other	0.1%	0.1%	-0.8%	-0.8%
Total other income (expense)	-0.4%	-0.4%	-0.9%	-1.6%
Earnings (loss) from continuing operations before income taxes	4.2%	8.0%	3.9%	4.0%
Income tax expense (benefit)	4.0%	2.3%	2.8%	1.7%
Earnings (loss) from continuing operations	0.2%	5.7%	1.1%	2.2%

Earnings from discontinued operations, net of tax	2.1%	0.0%	2.5%	0.0%
Net earnings (loss)	2.3%	5.7%	3.6%	2.2%

Less: Earnings (loss) attributable to noncontrolling interests	0.0%	0.0%	0.1%	0.1%
Net earnings (loss) attributable to Motorola, Inc.	2.2%	5.7%	3.6%	2.2%

* Percentages may not add up due to rounding

Motorola, Inc. and Subsidiaries

Non-GAAP Adjustments Bridge

(In millions, except per share amounts)

	Three Months Ended October 2, 2010			Three Months Ended October 3, 2009
	GAAP Results	Non-GAAP Adjustments and Discontinued Operations	Non-GAAP Results	GAAP Results	Non-GAAP Adjustments and Discontinued Operations	Non-GAAP Results
Net sales	$4,890	$-	$4,890	$4,336	$-	$4,336
Costs of sales	3,110	19	3,091	2,897	8	2,889
Gross margin	1,780	(19)	1,799	1,439	(8)	1,447

Selling, general and administrative expenses	810	38	772	718	39	679
Research and development expenditures	637	22	615	621	20	601
Separation-related transaction costs	44	44	-	19	19	-
Other charges (income)	(1)	(1)	-	23	23	-
Intangibles amortization	65	65	-	69	69	-
Operating earnings (loss)	225	(187)	412	(11)	(178)	167

Other income (expense):
Interest expense, net	(29)	-	(29)	(49)	-	(49)
Gain on sales of investments and businesses, net	4	-	4	21	-	21
Other	5	-	5	(66)	-	(66)
Total other income (expense)	(20)	-	(20)	(94)	-	(94)
Earnings (loss) from continuing operations before income taxes	205	(187)	392	(105)	(178)	73
Income tax expense (benefit)	196	84	112	(25)	(59)	34
Earnings (loss) from continuing operations	9	(271)	280	(80)	(119)	39

Earnings from discontinued operations, net of tax	102	102	-	102	102	-
Net earnings (loss)	111	(169)	280	22	(17)	39

Less: Earnings attributable to noncontrolling interests	2	-	2	10	-	10
Net earnings (loss) attributable to Motorola, Inc.	$109	$(169)	$278	$12	$(17)	$29

Amounts attributable to Motorola, Inc. common shareholders
Earnings (loss) from continuing operations, net of tax	$7	$(271)	$278	$(90)	$(119)	$29
Earnings from discontinued operations, net of tax	102	102	-	102	102	-
Net earnings	$109	$(169)	$278	$12	$(17)	$29

Earnings (loss) per common share
Basic:
Continuing operations	$0.00	$(0.12)	$0.12	$(0.04)	$(0.05)	$0.01
Discontinued operations	0.05	0.05	-	0.05	0.05	-
	$0.05	$(0.07)	$0.12	$0.01	$0.00	$0.01

Diluted:
Continuing operations	$0.00	$(0.12)	$0.12	$(0.04)	$(0.05)	$0.01
Discontinued operations	0.05	0.05	-	0.05	0.05	-
	$0.05	$(0.07)	$0.12	$0.01	$0.00	$0.01

Weighted average common shares outstanding
Basic	2,339.0	2,339.0	2,339.0	2,299.6	2,299.6	2,299.6
Diluted	2,374.4	2,374.4	2,374.4	2,299.6	2,299.6	2,299.6

Dividends paid per share	$-		$-	$-		$-

Percentage of Net Sales*
Net sales	100%	100%	100%	100%
Costs of sales	63.6%	63.2%	66.8%	66.6%
Gross margin	36.4%	36.8%	33.2%	33.4%

Selling, general and administrative expenses	16.6%	15.8%	16.6%	15.7%
Research and development expenditures	13.0%	12.6%	14.3%	13.9%
Separation-related transaction costs	0.9%	0.0%	0.4%	0.0%
Other charges (income)	0.0%	0.0%	0.5%	0.0%
Intangibles amortization	1.3%	0.0%	1.6%	0.0%
Operating earnings (loss)	4.6%	8.4%	-0.3%	3.9%

Other income (expense):
Interest expense, net	-0.6%	-0.6%	-1.1%	-1.1%
Gain on sales of investments and businesses, net	0.1%	0.1%	0.5%	0.5%
Other	0.1%	0.1%	-1.5%	-1.5%
Total other income (expense)	-0.4%	-0.4%	-2.2%	-2.2%
Earnings (loss) from continuing operations before income taxes	4.2%	8.0%	-2.4%	1.7%
Income tax expense (benefit)	4.0%	2.3%	-0.6%	0.8%
Earnings (loss) from continuing operations	0.2%	5.7%	-1.8%	0.9%

Earnings from discontinued operations, net of tax	2.1%	0.0%	2.4%	0.0%
Net earnings (loss)	2.3%	5.7%	0.5%	0.9%

Less: Earnings attributable to noncontrolling interests	0.0%	0.0%	0.2%	0.2%
Net earnings (loss) attributable to Motorola, Inc.	2.2%	5.7%	0.3%	0.7%

* Percentages may not add up due to rounding

Motorola, Inc.

Operating Earnings (Loss) after Non-GAAP Adjustments

Q1 2010

		TOTAL	MDB	Home	EMS	Other/Elims
Net sales		$4,195	$1,641	$838	$1,736	$(20)
Operating earnings (loss)		$(33)	$(192)	$20	$145	$(6)

Above-OE non-GAAP adjustments by P&L statement line:	Statement Line
Reorganization of business charges	Cost of sales	5	3	1	1	-
Stock-based compensation expense	Cost of sales	7	2	1	4	-
Stock-based compensation expense	SG&A and R&D	56	27	8	21	-
Reorganization of business charges	Other charges (income)	15	12	4	1	(2)
Separation-related transaction costs	Other charges (income)	25	-	-	-	25
Legal settlement	Other charges (income)	(29)	-	-	-	(29)
Intangibles amortization expense	Intangibles amortization	64	-	13	51	-
Less: Total above-OE non-GAAP adjustments		143	44	27	78	(6)
Operating earnings (loss) after non-GAAP adjustments		$110	$(148)	$47	$223	$(12)

Operating earnings (loss) as a percentage of net sales - GAAP		-0.8%	-11.7%	2.4%	8.4%	30.0%
Operating earnings (loss) as a percentage of net sales - after non-GAAP adjustments		2.6%	-9.0%	5.6%	12.8%	60.0%

Q2 2010

		TOTAL	MDB	Home	EMS	Other/Elims
Net sales		$4,534	$1,724	$886	$1,931	$(7)
Operating earnings (loss)		$219	$87	$29	$214	$(111)

Above-OE non-GAAP adjustments by P&L statement line:	Statement Line
Reorganization of business charges	Cost of sales	7	(2)	4	5	-
Stock-based compensation expense	Cost of sales	7	3	1	3	-
Stock-based compensation expense	SG&A and R&D	61	27	9	25	-
Reorganization of business charges	Other charges (income)	18	4	1	9	4
Separation-related transaction costs	Other charges (income)	105	-	-	-	105
Legal settlement	Other charges (income)	(228)	(228)	-	-	-
Intangibles amortization expense	Intangibles amortization	64	-	13	51	-
Less: Total above-OE non-GAAP adjustments		34	(196)	28	93	(109)
Operating earnings (loss) after non-GAAP adjustments		$253	$(109)	$57	$307	$(2)

Operating earnings (loss) as a percentage of net sales - GAAP		4.8%	5.0%	3.3%	11.1%	1585.7%
Operating earnings (loss) as a percentage of net sales - after non-GAAP adjustments		5.6%	-6.3%	6.4%	15.9%	28.6%

Q3 2010

		TOTAL	MDB	Home	EMS	Other/Elims
Net sales		$4,890	$2,034	$912	$1,946	$(2)
Operating earnings (loss)		$225	$(43)	$49	$253	$(34)

Above-OE non-GAAP adjustments by P&L statement line:	Statement Line
Reorganization of business charges	Cost of sales	10	4	1	5	-
Stock-based compensation expense	Cost of sales	9	3	1	5	-
Stock-based compensation expense	SG&A and R&D	60	29	9	22	-
Reorganization of business charges	Other charges (income)	36	9	4	22	1
Separation-related transaction costs	Other charges (income)	44	-	-	-	44
IP reserve adjustments	Other charges (income)	(37)	-	-	(37)	-
Intangibles amortization expense	Intangibles amortization	65	1	13	51	-
Less: Total above-OE non-GAAP adjustments		187	46	28	68	45
Operating earnings (loss) after non-GAAP adjustments		$412	$3	$77	$321	$11

Operating earnings (loss) as a percentage of net sales - GAAP		4.6%	-2.1%	5.4%	13.0%	1700.0%
Operating earnings (loss) as a percentage of net sales - after non-GAAP adjustments		8.4%	0.1%	8.4%	16.5%	-550.0%

Motorola, Inc.

Non-GAAP Adjustments (Highlighted Items, Stock-Based Compensation Expense and Intangibles Amortization Expense)

Q1 2010

Highlighted Items	Statement Line	Q1 2010 PBT (Inc)/Exp	Q1 2010 Tax Inc/(Exp)	Q1 2010 PAT (Inc)/Exp	EPS impact*

Stock-based compensation expense	Cost of sales, SG&A and R&D	$63	$19	$44	$0.02
Intangibles amortization expense	Intangibles amortization	64	24	40	0.02
Separation-related transaction costs	Other charges (income)	25	5	20	0.01
Reorganization of business charges	Cost of sales and Other charges (income)	20	6	14	0.01
Legal settlement	Other charges (income)	(29)	(12)	(17)	(0.01)
Impact of Medicare Part D Subsidy tax law change	Income tax (expense) benefit	-	(18)	18	0.01
Tax-related benefit	Income tax (expense) benefit	-	50	(50)	(0.02)
Total Continuing Operations Impact		$143	$74	$69	$0.03

Q2 2010

Highlighted Items	Statement Line	Q2 2010 PBT (Inc)/Exp	Q2 2010 Tax Inc/(Exp)	Q2 2010 PAT (Inc)/Exp	EPS impact*

Separation-related transaction costs	Other charges (income)	$105	$15	$90	$0.04
Stock-based compensation expense	Cost of sales, SG&A and R&D	68	21	47	0.02
Intangibles amortization expense	Intangibles amortization	64	24	40	0.02
Reorganization of business charges	Cost of sales and Other charges (income)	25	7	18	0.01
Gain on sale of investment	Other income (expense)	(31)	(11)	(20)	(0.01)
Legal settlement	Other charges (income)	(228)	(84)	(144)	(0.06)
Tax-related expense	Income tax (expense) benefit	-	(82)	82	0.03
Tax-related benefit	Income tax (expense) benefit	-	64	(64)	(0.03)
Total Continuing Operations Impact		$3	$(46)	$49	$0.02

Q3 2010

Highlighted Items	Statement Line	Q3 2010 PBT (Inc)/Exp	Q3 2010 Tax Inc/(Exp)	Q3 2010 PAT (Inc)/Exp	EPS impact*

Stock-based compensation expense	Cost of sales, SG&A and R&D	$69	$23	$46	$0.02
Intangibles amortization expense	Intangibles amortization	65	24	41	0.02
Reorganization of business charges	Cost of sales and Other charges (income)	46	11	35	0.01
Separation-related transaction costs	Other charges (income)	44	8	36	0.02
IP reserve adjustments	Other charges (income)	(37)	(14)	(23)	(0.01)
Tax-related benefit	Income tax (expense) benefit	-	(136)	136	0.06
Total Continuing Operations Impact		$187	$(84)	$271	$0.12

* EPS impact may not add up due to rounding